EXHIBIT 99.1

SHARE REPURCHASE PROGRAM
General. Our share repurchase program may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares of common stock, or shares, back to us, subject to restrictions and applicable law. We are not obligated to repurchase shares under our share repurchase program.
Our share repurchase program provides stockholders only a limited ability to have his, her or its shares repurchased for cash until a secondary market develops for our shares, at which time our share repurchase program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.
Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. We will not pay our directors any fees to complete transactions under the share repurchase program. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, and under appropriate state securities laws or otherwise issued in compliance with such laws.
Holding Period. Generally, a stockholder must have beneficially held its Class A shares, Class I shares, Class T shares, or Class T2 shares, as applicable, for at least one year prior to offering them for sale to us through our share repurchase program. A stockholder or a stockholder’s fiduciary, heir or beneficiary may present to us fewer than all of the shares owned for repurchase.
Distribution Reinvestment Plan. In the event that we repurchase all of one stockholder’s shares, any shares that the stockholder purchased pursuant to our distribution reinvestment plan, or DRIP, will be excluded from the one-year holding requirement. In the event that a stockholder requests a repurchase of all of its shares, and such stockholder is participating in the DRIP, the stockholder will be deemed to have notified us, at the time the stockholder submits the repurchase request, that the stockholder is terminating participation in the DRIP and has elected to receive future distributions in cash. This election for cash distributions will continue in effect even if less than all of the stockholder’s shares are accepted for repurchase unless the stockholder notifies us that the stockholder wishes to re-enroll to participate in the DRIP.
Death of a Stockholder. Subject to the conditions and limitations described below, we may waive certain of the terms and requirements of our share repurchase program in the event of the death of a stockholder who is a natural person, including shares held by such stockholder through an IRA or other retirement or profit-sharing plan, and certain trusts meeting the requirements detailed in this program. With regard to trusts, the right to request a repurchase upon death applies upon the death of the settlor of a trust that holds shares, if the trust becomes irrevocable upon the death of the settlor or settlor’s spouse, or the spouse of a settlor of a trust, if the trust became irrevocable upon the death of the settlor and the settlor’s spouse was the beneficiary of the trust, as applicable, after receiving written notice from the fiduciary appointed for the stockholder’s estate, the recipient of the shares through bequest or inheritance, or, in the case of a trust that becomes irrevocable upon the death of the settlor (or previously became irrevocable upon the death of the settlor’s spouse), the then-serving trustee of such trust, who shall be the sole person authorized to request the repurchase on behalf of the trust. We must receive the written repurchase request within 18 months after the death of the stockholder, the date on which a trust became irrevocable due to death, or the date of death of the settlor’s surviving spouse who was the beneficiary of a trust that became irrevocable due to the death of the settlor, as applicable, in order for the requesting party to rely on any of the special treatment described below that may be afforded in the event of death. Such written request must be accompanied by a certified copy of the official death certificate of the stockholder, settlor, and or settlor’s spouse, as applicable. In addition, written requests in connection with shares held in a trust must include an executed Certification of Trust for Repurchase form, pursuant to which the trustee must agree to indemnify and hold our company harmless from and against any liability arising from the repurchase. If spouses are joint registered holders of the shares, the request to repurchase the shares may be made only if both registered holders die .If the stockholder is not a natural person, as in the case of a trust that does not become irrevocable upon the death of the settlor or the settlor’s spouse (as described above in this paragraph), a partnership, a corporation, a limited liability company, or other similar entity, the right of repurchase upon death does not apply.
Qualifying Disability. Subject to the conditions and limitations described below, we may waive certain of the terms and requirements of our share repurchase program with respect to shares held by a stockholder, including shares held by such stockholder through an IRA or other retirement or profit-sharing plan, with a “Qualifying Disability” as defined below, after receiving written notice from such stockholder within 18 months from the date that the stockholder becomes subject to the Qualifying Disability; provided that the condition causing the Qualifying Disability was not pre-existing on the date that the stockholder became a stockholder.
In order for a disability to entitle a stockholder to the special repurchase terms described above, as a Qualifying Disability, (1) the stockholder must have received a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive or the applicable governmental agency, which for purposes of our share repurchase program, would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or CSRS, then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the

Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs. Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act of 1973 or Americans with Disabilities Act of 1990, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits. We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.
Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other applicable governmental agencies described above.
Involuntary Exigent Circumstance. The Company or any of its executive officers may, in its or their sole discretion, waive certain of the terms and requirements of our share repurchase program with respect to shares held by a stockholder who is a natural person and certifies in an executed Certification Regarding Exigent Circumstances for Repurchase form, that he or she (a) has been diagnosed with a condition caused by injury, disease, or illness from which there is no reasonable medical probability of recovery and the stockholder’s life expectancy is less than twenty-four (24) months, as evidenced by a physician certification, and (b) is experiencing financial need, such that, if the repurchase request is not granted, the stockholder would be unable to meet the basic financial obligations to support himself/herself and such stockholder’s dependents, which is referred to herein as an “Involuntary Exigent Circumstance.” Stockholders requesting repurchases due to Involuntary Exigent Circumstance are required to indemnify and hold the company harmless from and against any liability arising from the repurchase.

Purchase Price. The purchase price for shares repurchased under our share repurchase program will be 100% of the most recent estimated NAV per share of the Class A common stock, Class I common stock, Class T common stock or Class T2 common stock, as applicable (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors will adjust the estimated NAV per share of each our classes of common stock if we have made one or more special distributions to stockholders. Our board of directors will determine, in its sole discretion, which distributions, if any, constitute a special distribution.
Timing of Share Repurchases. Repurchases of our shares are at our discretion and generally will be made quarterly upon written request to us by the last day of the applicable quarter. Valid repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the “Repurchase Date.” Stockholders may withdraw their repurchase request at any time up to 15 days prior to the Repurchase Date. If a repurchase request is granted, we or our agent will send the repurchase amount to each stockholder or heir, beneficiary or estate of a stockholder on or about the Repurchase Date.
Repurchase Limitations. We will determine whether we have sufficient funds and/or shares available as soon as practicable after the end of each fiscal quarter, but in any event prior to the applicable Repurchase Date.
a. 5% Share Limitation. During any calendar year, we will not repurchase in excess of 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year, or the 5% Share Limitation.
b. Quarterly Share Limitations. We limit the number of shares repurchased each quarter pursuant to our share repurchase program as follows (subject to the DRIP Funding Limitation (as defined below)):

•	On the first quarter Repurchase Date, which generally will be January 30th of the applicable year, we will not repurchase in excess of 1.25% of the number of shares outstanding on December 31st of the previous calendar year;

•	On the second quarter Repurchase Date, which generally will be April 30th of the applicable year, we will not repurchase in excess of 1.25% of the number of shares outstanding on December 31st of the previous calendar year;

•	On the third quarter Repurchase Date, which generally will be July 30th of the applicable year, we will not repurchase in excess of 1.25% of the number of shares outstanding on December 31st of the previous calendar year; and

•	On the fourth quarter Repurchase Date, which generally will be October 30th of the applicable year, we will not repurchase in excess of 1.25% of the number of shares outstanding on December 31st of the previous calendar year.

In the event we do not repurchase 1.25% of the number of shares outstanding on December 31st of the previous calendar year in any particular quarter, we will increase the limitation on the number of shares to be repurchased in the next quarter and continue to adjust the quarterly limitations as necessary in accordance with the 5% annual limitation.
c. DRIP Funding Limitations. We intend to fund our share repurchase program with proceeds we received during the prior year ended December 31st from the sale of shares pursuant to the DRIP. We will limit the amount of DRIP proceeds used to fund share repurchases in each quarter to 25% of the amount of DRIP proceeds received during the previous calendar year, or the DRIP Funding Limitation; provided, however, that if we do not reach the DRIP Funding Limitation in any particular quarter, we will apply the remaining DRIP proceeds to the next quarter Repurchase Date and continue to adjust the quarterly limitations as necessary in order to use all of the available DRIP proceeds for a calendar year, if needed. We cannot guarantee that DRIP proceeds will be sufficient to accommodate all requests made each quarter. Our board of directors may, in its sole discretion, reserve other operating funds to fund the share repurchase program but is not required to reserve such funds.
As a result of the limitations described above in (a) - (c) above, some or all of a stockholder’s shares may not be repurchased. Each quarter, we will process repurchase requests made in connection with the death or Qualifying Disability of a stockholder, or, in our sole discretion, an Involuntary Exigent Circumstance, prior to processing any other repurchase requests. If we are unable to process all eligible repurchase requests within a quarter due to the limitations described above or in the event sufficient funds are not available, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death or Qualifying Disability of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in our sole discretion, an Involuntary exigent Circumstance; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.
If we do not repurchase all of the shares for which repurchase requests were submitted in any quarter, all outstanding repurchase requests will automatically roll over to the subsequent quarter and priority will be given to the repurchase requests in the subsequent quarter as provided above. A stockholder or his or her estate, heir or beneficiary, as applicable, may withdraw a repurchase request in whole or in part at any time up to 15 days prior to the Repurchase Date.
Deadline for Presentment. A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent, which we must receive by the last day of the quarter in which the stockholder is requesting a repurchase of his or her shares. The fiduciary of an estate, heir, beneficiary, or trustee of a trust that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to us of the death of the stockholder, and executed by the fiduciary of the estate, the heir or beneficiary, or the trustee, as applicable, which we must receive by the last day of the quarter in which the fiduciary of the estate, heir, beneficiary, or trustee is requesting a repurchase of its shares.
No Encumbrances. All shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the shares must be authorized to do so by the owner(s) of the shares. Such shares must be fully transferable and not subject to any liens or encumbrances. Upon receipt of a request for repurchase, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. Any costs in conducting the Uniform Commercial Code search will be borne by us.
Account Minimum. In the event any stockholder fails to maintain a minimum balance of $2,000 of Class A shares, Class I shares, Class T shares, or Class T2 shares, we may repurchase all of the shares held by that stockholder at the NAV per share repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance.
Termination, Amendment or Suspension of the Program. Our share repurchase program will immediately terminate if our shares are listed on any national securities exchange. In addition, our board of directors may, in its sole discretion, suspend (in whole or in part) the share repurchase program at any time and from time to time upon notice to our stockholders and may, in its sole discretion amend or terminate the share repurchase program at any time upon 30 days’ prior notice to our stockholders for any reason it deems appropriate. Because we generally only repurchase shares on a quarterly basis, depending upon when during the quarter our board of directors makes this determination, it is possible that you would not have any additional opportunities to have your shares repurchased under the prior terms of the program, or at all, upon receipt of the notice. Because share repurchases will be funded with the net proceeds we receive from the sale of shares under our DRIP or other operating funds reserved by our board of directors in its sole discretion, the discontinuance or termination of the DRIP or our board of directors’ decision not to reserve other operating funds to fund the share repurchase program would adversely affect our ability to repurchase shares under the share repurchase program. We will notify our stockholders of such developments (1) in a current report on Form 8-K, an annual report on Form 10-K or a quarterly report on Form 10-Q, or (2) by means of a separate mailing to you.